Exhibit 10.4

THIS SECURITY AGREEMENT IS OR WILL BE SUBJECT TO SUBORDINATION AGREEMENTS BETWEEN COLLATERAL AGENT AND THE HOLDERS OF THE SENIOR INDEBTEDNESS

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), is made as of August 31, 2010, by and among EMRISE Electronics Corporation, a New Jersey corporation (“Borrower”), EMRISE Corporation, a Delaware corporation (“Parent”), the Subsidiaries (as listed on Exhibit A), Charles S. Brand, an individual (“Collateral Agent”), and the persons and entities listed on the Schedule of Lenders attached hereto as Exhibit A (each, a “Lender” and collectively, the “Lenders”).

R E C I T A L S

A.            Borrower and the Lenders are parties to that certain Stock Purchase Agreement dated as of May 23, 2008 (the “Stock Purchase Agreement”) relating to the purchase by Borrower of all of the issued and outstanding shares of capital stock (collectively, the “Shares”) of (i) Advanced Control Components, Inc., a New Jersey corporation (“ACC”) owned by Thomas P. M. Couse, Joanne Couse and Michael Gaffney and (ii) Custom Components, Inc. owned by Charles S. Brand.  As a result of the consummation of the Stock Purchase Agreement, Borrower beneficially owned all of the capital stock of ACC.

B.            Pursuant to the terms of the Stock Purchase Agreement, Borrower issued certain subordinated secured contingent promissory notes (as amended, are referred to herein as the “Subordinated Contingent Notes”) to the Lenders to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the Shares.  The Subordinated Contingent Notes were amended in November 2009 to add additional payment amounts, and to modify the payment date and terms.  The Subordinated Contingent Notes have been amended by Amendment No. 2 of even date herewith.

C.            Parent, the ultimate parent of Borrower, delivered a Continuing Guaranty dated August 20, 2008 (the “Guaranty”) in favor of the Lenders pursuant to which the obligations of Borrower to the Lenders under the Subordinated Contingent Notes were guaranteed by Parent.

D.            The Lenders subordinated the indebtedness owed to them under the Subordinated Contingent Notes to the holder of the Senior Indebtedness pursuant to that certain Subordination Agreement between the Collateral Agent and GVEC Resource IV Inc. dated as of August 20, 2008 (the “GVEC Subordination Agreement”).

E.             On June 7, 2010, Borrower entered into an agreement to sell its direct and indirect interests in the Shares (the “Sale Transaction”).  In connection with the Sale Transaction, the Borrower, Parent and the Lenders entered into a Master Agreement, pursuant to which the Lenders agreed to release their lien on all of the assets or property of ACC (the “Original Collateral”).

E.             The parties desire to enter into this Amended and Restated Security Agreement to grant the Collateral Agent, for the benefit of himself and the Lenders, a security interest in the collateral described below as substitute collateral for the Original Collateral.

F.             To perfect their grant of a security interest hereunder, each of XCEL Power Systems, Ltd. and Pascall Electronics Limited will enter into an All Assets Debenture dated as of the date hereof in favor of the Collateral Agent (each, a “UK Debenture”).

G.            The Collateral Agent will enter into that certain Deed of Priorities dated as of the date hereof between Lloyds TSB Commercial Finance Limited, GVEC Resource IV, Inc., Collateral Agent and XCEL Power Systems, Ltd. (the “XCEL Deed”) and that certain Deed of Priorities dated as of the date hereof between Lloyds TSB Commercial Finance Limited, GVEC Resource IV, Inc., Collateral Agent and Pascall Electronics Limited (the “Pascall Deed” and collectively with the GVEC Subordination Agreement and the XCEL Deed, the “Subordination Agreements”).

H.            The Subordinated Contingent Note held by Michael Gaffney has been paid in full and he is no longer a “Lender” hereunder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions and Interpretation.  Unless otherwise defined herein, all other capitalized terms used herein and defined in the Subordinated Contingent Notes shall have the respective meanings given to those terms in the Subordinated Contingent Notes, and all terms defined in the New Jersey Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.             Grant of Security Interest.

2.1           To secure the Obligations as defined in Section 3 hereof, each of the Subsidiaries hereby grants to Collateral Agent a continuing security interest and lien in and to all of the assets and properties of the Subsidiaries, whether now owned or existing or hereafter acquired or arising and regardless of where located and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof (the “Collateral”), including, without limitation, the following property: all tangible and intangible assets of the Subsidiaries, including, but not limited to, all existing and future inventory, accounts, deposit accounts, accounts receivable, furniture, fixtures, equipment, general intangibles, books and records, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest or proprietary right, as well as any document, instrument or drawings embodying the same.

2.2           Borrower, Parent and each of the Subsidiaries hereby jointly and severally warrant and represent to and covenant and agree with the Collateral Agent and the Lenders that the continuing security interest and lien granted pursuant to this Security Agreement is and shall at all times be a priority security interest in the assets of each Subsidiary, subordinate only to Senior Indebtedness.

3.             Security for Obligations.  The obligations secured by this Security Agreement (the “Obligations”) shall mean and include all obligations of Borrower as provided in (i) the Subordinated Contingent Notes, (ii)  the Stock Purchase Agreement, and (iii) all of the other Related Agreements (as such term is defined in the Stock Purchase Agreement).

4.             Possession and Location of Collateral.  Unless and until any default occurs hereunder as set forth in Section 11 hereof, each of the Subsidiaries shall have possession of its Collateral for its use and enjoyment in any lawful manner not inconsistent with this Security Agreement or the Subordinated Contingent Notes.  The Collateral will be kept at any of Parent’s place of business or the place of business of any of the Subsidiaries (or such other places as any of Parent or the Subsidiaries customarily keeps the Collateral) with respect to such Collateral and will not be moved therefrom without the prior written consent of Collateral Agent, except that Parent and the Subsidiaries may make sales of inventory items in the ordinary course of business.  No Subsidiary shall replace or make material alterations in the Collateral without the prior written consent of Collateral Agent.  The consent of Collateral Agent required hereby shall not be unreasonably withheld.

5.             Financing Statements.  Concurrently with the execution of this Security Agreement, each of the Subsidiaries shall execute and deliver to Collateral Agent (a) the UCC-1 financing statement, or its foreign equivalent, provided by Collateral Agent evidencing the Collateral Agent’s interest in the Collateral and (b) a UCC-3 financing statement provided by Collateral Agent evidencing Collateral Agent’s release of its lien on the Original Collateral.  Collateral Agent hereby authorizes and directs each of Borrower and Parent to file or cause to be filed the UCC-3 financing statement.

6.             Transfer, Taxes, Liens and Encumbrances.  Each of the Subsidiaries represents and warrants that it has title to its respective Collateral free and clear of any lien, security interest or encumbrance, except for the security interests of the holders of the Senior Indebtedness and the security interest created by this Security Agreement, and if such Subsidiary is party to a UK Debenture, the applicable UK Debenture.  Title to the Collateral will remain in and continue to be vested in each respective Subsidiary.  Each of the Subsidiaries will defend its Collateral and will not sell, offer to sell or otherwise transfer the Collateral, any portion thereof, or any interest therein, without the prior written consent of Collateral Agent, except that Parent and Subsidiaries may make sales of inventory items in the ordinary course of business.  The consent of Collateral Agent required hereby shall not be unreasonably withheld.  As applicable, Parent, Borrower or the Subsidiaries shall pay all taxes, assessments and other charges made against the Collateral.

7.             Risk of Loss and Inspection of Collateral.  As applicable, Parent or the Subsidiaries shall have all risk of loss of the Collateral, and each Subsidiary will keep its Collateral in good order and repair.  Collateral Agent shall have the right, at any reasonable time, to enter upon the premises where the Collateral is located to examine and inspect the Collateral in person or by agent.  Any refusal to permit such entry shall be a breach of this Security Agreement.

8.             Insurance.  As applicable, Parent or the Subsidiaries shall keep the Collateral insured, at its own expense, in an amount not less than its full insurable value, against loss by fire, theft, vandalism and malicious mischief, storm, earthquake and extended coverage, and shall cause the Lenders to be named as additional insured parties and loss payees in such insurance, and furnish to Collateral Agent written evidence thereof.

9.             Representations and Warranties.  Borrower, Parent and each of the Subsidiaries hereby jointly and severally represent and warrant to Collateral Agent and the Lenders that: (i) each of Borrower, Parent and the Subsidiaries has full power and authority to enter into this Security Agreement (and, if party to a UK Debenture, such UK Debenture) and to grant the security interest and lien in and to the Collateral and has taken all proper and necessary actions to authorize the execution, delivery and performance of this Security Agreement (and, if party to a UK Debenture, such UK Debenture); (ii) that the Parent owns one hundred percent (100%) of the issued and outstanding capital stock, directly or indirectly, of the Borrower and each of the Subsidiaries; (iii) this Agreement is valid and binding upon and enforceable against Borrower, Parent and Subsidiaries, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity; and (iv) the making and performance of this Security Agreement (and if a party to a UK Debenture, such UK Debenture) by Borrower, Parent and the Subsidiaries will not conflict with their respective certificates of incorporation, bylaws, or other organizational documents, breach or violate any law, statute, rule or regulation of, or any judgment, order, decree, writ, injunction or award issued by any governmental authority or violate or result in a default (immediately or with the passage of time or notice or both) under any contract, indenture, agreement or instrument to which Borrower, Parent or the Subsidiaries, as applicable, is a party, or by which any of Borrower, Parent or the Subsidiaries is bound.

10.           Covenants.  Borrower, Parent and each of the Subsidiaries hereby agree as follows:

10.1         (Liens on Collateral)  not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral other than in favor of the holders of any Senior Indebtedness; provided that no additional liens or security interest will be granted in favor of McDermott and Yost as defined in the Note;

10.2         (Further Assurances)  that at any time and from time to time, at Parent’s expense, Parent, Borrower and the Subsidiaries will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder with respect to any Collateral;

10.3         (Parent Financial Statements)  from and after the date hereof until the Notes are paid in full, on a quarterly basis within five (5) business days after the scheduled filing date (including any extensions pursuant to Rule 12b-25 of the Securities Exchange Act of 1934) for Parent’s Form 10-Q or Form 10-K, as applicable, with the Securities and Exchange Commission, Parent will provide Collateral Agent with copies of Parent’s quarterly and annual financial statements and any related notes;

10.4         (Parent, Borrower and Subsidiary Financial Statements)  from and after the date hereof until the Notes are paid in full, on a quarterly basis within forty-five (45)

days after the end of each fiscal quarter, and within sixty (60) days after the end of each fiscal year, Parent, Borrower and each Subsidiary will provide Collateral Agent with copies of separate company quarterly and annual financial statements and any related notes for each of Parent (only to the extent such separate company financial statements may no be longer required to be filed with the Securities and Exchange Commission), Borrower and each Subsidiary;

10.5         (Sale of Parent, Borrower or Subsidiaries).  in the event that Parent, Borrower or any of the Subsidiaries or any assets of the Subsidiaries (other than assets of the Subsidiaries sold in the ordinary course of business) is proposed to be sold, including by way of stock sale, merger or otherwise, the Parent shall provide notice to the Collateral Agent of such proposed sale promptly and to the extent possible at least thirty (30) days prior to the consummation thereof and in no event less than fourteen (14) days prior to the consummation thereof; and

10.6         (Senior Indebtedness). on an aggregate basis, not to incur Senior Indebtedness in an amount outstanding exceeding Fifteen Million Dollars ($15,000,000) without the prior written approval of the Lenders (which shall not be unreasonably withheld) and, in no event, in an amount outstanding exceeding Twenty Million Dollars ($20,000,000).

11.           Events of Default; Remedies.

11.1         Event of Default.  An Event of Default shall be deemed to have occurred under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Subordinated Contingent Notes).

11.2         Rights Under the UCC.  In addition to all other rights granted hereby and by the UK Debentures, and otherwise by law, subject to the Subordination Agreements, Collateral Agent shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

11.3         Notice, Etc.  In any case where notice of sale is required, ten (10) days notice shall be deemed reasonable notice.  Subject to the Subordination Agreements, Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person (as defined in the Subordinated Contingent Notes) or property.

11.4         Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, subject to the Subordination Agreements, at the request of Collateral Agent, Parent, Borrower and each Subsidiary, as applicable, shall assemble and make available to Collateral Agent all of the Collateral at a place or places reasonably convenient to each of Borrower, Parent and the Subsididaries, as applicable, and Collateral Agent; provided, however, that none of Parent, Borrower or any Subsidiary shall be obligated under this Agreement to ship any Collateral internationally.

11.5         Application of Collateral Proceeds.  Subject to the Subordination Agreements, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by

Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)           first, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(b)           second, to the payment to each Lender of the amount then owing or unpaid on such Lender’s Subordinated Contingent Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Subordinated Contingent Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(c)           third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Lender’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the outstanding principal amount of such Lender’s Subordinated Contingent Note as set forth on Exhibit A hereto, and (ii) the denominator of which is the aggregate outstanding principal amount of all Subordinated Contingent Notes issued under the Stock Purchase Agreement as set forth on Exhibit A hereto.  In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall pay such amounts held in trust to such other Lenders upon demand by such Lenders.

12.           Authorized Action by Collateral Agent.

(a)           Borrower, Parent and each of the Subsidiaries each hereby appoint Collateral Agent as attorney-in-fact for each of Borrower, Parent and each Subsidiary, respectively, with full authority in the place and stead of Borrower, Parent and each Subsidiary, respectively, and in the name of Borrower, Parent and each Subsidiary, as applicable, or otherwise, from time to time in Collateral Agent’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Borrower, Parent or any Subsidiary representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(b)           This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent and Lenders’ interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.  Collateral Agent shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of his employees or agents be responsible to Borrower, Parent or any Subsidiary for any act or failure to act, except for gross negligence or willful misconduct.

13.           Collateral Agent.

13.1         Appointment.  The Lenders hereby appoint Charles S. Brand as Collateral Agent for the Lenders under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of this Security Agreement.

13.2         Powers and Duties of Collateral Agent, Indemnity by Lenders.

(a)           Each Lender hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of his duties hereunder by or through agents or employees at his discretion.

(b)           Upon the death or resignation of the Collateral Agent, the Lenders shall appoint a successor collateral agent to act under the Subordinated Contingent Notes and this Security Agreement. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after Collateral Agent’s death or giving of notice of resignation as Collateral Agent, then Collateral Agent shall be deemed to be Thomas P. M. Couse or his successor-in-interest to his Subordinated Contingent Note.  Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder, and the Collateral Agent shall be discharged from his duties and obligations. After Collateral Agent’s death or resignation hereunder as the Collateral Agent, the provisions of this Section 13 shall continue in effect for his benefit in respect of any actions taken or omitted to be taken by him while he was acting as such Collateral Agent.

14.           Miscellaneous.

14.1         Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on Exhibit A hereto or on the register maintained by the Parent.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when received.

14.2         Nonwaiver.  No failure or delay on Borrower, Parent, a Subsidiary, Collateral Agent or Lenders’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

14.3         Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower, Parent, each Subsidiary and Collateral Agent.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

14.4         Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Lenders, Collateral Agent, Parent, Borrower and each Subsidiary and their respective successors, assigns, heirs, beneficiaries and legal representatives; provided, however, that none of Borrower, Parent and any Subsidiary may assign their respective rights and duties hereunder without the prior written consent of Collateral Agent.

14.5         Cumulative Rights, etc.  The rights, powers and remedies of Lenders and Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Lenders and Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Stock Purchase Agreement, the Subordinated Contingent Notes, the Guaranty, the UK Debentures, the XCEL Deeed, the Pascall Deed or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.  Each of Borrower, Parent and each Subsidiary waive any right to require Collateral Agent or Lenders to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent or Lenders’ power.

14.6         Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

14.7         Expenses.  Parent, Borrower and each Subsidiary, jointly and severally, agree to pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Parent, Borrower or a Subsidiary or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Collateral Agent’s or Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Security Agreement, the Subordinated Contingent Notes, the Guaranty, the UK Debentures, the XCEL Deeed, the Pascall Deed or the Obligations or any bankruptcy or similar proceeding involving Parent, Borrower or any Subsidiary).

14.8         Governing Law; Jurisdiction.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflicts of law rules (except to the extent governed by the UCC).  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Security Agreement, may be brought against any party to this Security Agreement in the courts of the State of New Jersey, Monmouth County, or, if it has or can acquire jurisdiction, the United States

District Court for the District of New Jersey, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

14.9         Jury Trial.  BORROWER, PARENT, EACH SUBSIDIARY, LENDERS AND COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

EMRISE ELECTRONICS CORPORATION,
a New Jersey corporation

By:	/s/ Carmine T. Oliva
Name:	Carmine T. Oliva
Its:	Chief Executive Officer

EMRISE CORPORATION,
a Delaware corporation

By:	/s/ Carmine T. Oliva
Name:	Carmine T. Oliva
Its:	Chairman and Chief Executive Officer

CXR LARUS CORPORATION,
a Delaware corporation

By:	/s/ Carmine T. Oliva
Name:	Carmine T. Oliva
Its:	President

PASCALL ELECTRONICS LIMITED,
a United Kingdom corporation

By:	/s/ Graham Jefferies
Name:	Graham Jefferies
Its:	Director

XCEL POWER SYSTEMS, LTD.,
a United Kingdom corporation

By:	/s/ Graham Jefferies
Name:	Graham Jefferies
Its:	Director

/s/ Charles S. Brand
Charles S. Brand, as Collateral Agent

See Schedule of Lenders on Exhibit A for signatures of Lenders.

Amended and Restated Security Agreement

EXHIBIT A

Schedule of Subsidiaries

•                                          CXR Larus Corporation, a Delaware corporation

•                                          Pascall Electronics Limited, a United Kingdom company

•                                          XCEL Power Systems, Ltd., a United Kingdom company

Schedule of Lenders

Lender’s Name and Address	Principal Amount of Note outstanding on August 31, 2010	Lender’s Signature

Charles S. Brand	$2,211,766.43
175 Boundary Road		/s/ Charles S. Brand
Colts Neck, NJ 07722		Charles S. Brand

Thomas P. M. Couse	$332,720.81
1 Waltham Way		/s/ Charles S. Brand
Jackson, NJ 08527		Charles S. Brand, as attorney in fact for Thomas P.M. Couse

Joanne Couse	$332,720.81
1 Waltham Way		/s/ Charles S. Brand
Jackson, NJ 08527		Charles S. Brand, as attorney in fact for Joanne Couse

Aggregate Principal Amount:	$2,877,208.05

Amended and Restated Security Agreement